Exhibit 10.2

FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED
INVENTORY FINANCING AGREEMENT

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT (this “Amendment”) dated as of July 22, 2020, is made to that certain SIXTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT dated as of February 11, 2020, between WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“CDF”) as Agent (in such capacity as agent, the “Agent”) for the several financial institutions that may from time to time become party thereto (collectively, “Lenders” and individually, each a “Lender”) and Dealers that may from time to time become party thereto (collectively, “Dealers” and individually, each a “Dealer”) (as amended, restated, supplemented or otherwise modified, the “IFA”). All capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the IFA.

Recitals

A.          On or about the date hereof, PubCo, Holdings, Parent, and Dealers are entering into that certain Credit Agreement (the “Truist Credit Agreement”) with Truist Bank, as Administrative Agent, Collateral Agent, Swingline Lender, and Issuing Bank, and the Lenders (as defined in the Truist Credit Agreement) from time to time party thereto and the other Loan Documents (as defined in the Truist Credit Agreement).

B.          The Truist Credit Agreement is being entered into in order to refinance the Indebtedness owed under the Credit Facility Agreement (as defined in the IFA prior to the effectiveness of this Amendment) (the “Truist Refinance Transaction”). Dealers have requested Agent and Required Lenders, whose consent is required, to make certain amendments to the IFA in order to consent to and reflect the Truist Credit Agreement and the Truist Refinance Transaction.

C.           Agent and Required Lenders, whose consent Agent has received, are willing to amend the terms of the IFA, as set forth in and subject to the terms and conditions of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the IFA the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to IFA.

a.     The following defined terms in Section 1 of the IFA are hereby deleted in their entireties and replaced as follows:

“Credit Facility Agent” means Truist Bank in its capacity as “Administrative Agent” and “Collateral Agent” under the Credit Facility Agreement, together with its successor and assigns in such capacity.

“Credit Facility Agreement” means that certain Credit Agreement dated as of the First Amendment Closing Date, between Credit Facility Agent, Holdings, PubCo, Parent, Dealers, and the lenders party thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Credit Facility Agreement and the Intercreditor Agreement.

“Intercreditor Agreement” means that certain Intercreditor and Collateral Access Agreement among Agent and Credit Facility dated of as of the First Amendment Closing Date, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

b.     The following defined terms are hereby added to Section 1 of the IFA in proper alphabetical order:

“First Amendment Closing Date” means July 22, 2020.

“Former Credit Facility Agreement” means that certain Amended and Restated Credit and Guaranty Agreement dated as of the Closing Date, between GSSLG, as Administrative Agent and Collateral Agent, Holdings, PubCo, Parent, Dealers, and the lenders party thereto, as amended prior to the First Amendment Closing Date.

“Goldman Payoff” means the payment in full of all obligations of Dealers and Guarantors under the Former Credit Facility Agreement and related documents, instruments, and agreements on the First Amendment Closing Date.

c.     Subsection (e) of the definition of “Change in Control” set forth in Section 1 of the IFA is hereby amended by deleting the word “or” at the end thereof; subsection (f) of the definition of “Change in Control” set forth in Section 1 of the IFA is hereby amended by deleting the period at the end thereof and replacing it as follows: “; or”; and a new subsection (g) is hereby added to the definition of “Change in Control” set forth in Section 1 of the IFA as follows:

“(g)      (i) any “change in control” or similar event under the Credit Facility Agreement shall have occurred, or (ii) a Change of Control (as defined in the Tax Receivable Agreement) shall have occurred.”

d.    The reference to “Loan Documents and Credit Facility Agreement” in subsection (a)(iii) in the definition of “EBITDA” set forth in Section 1 of the IFA is hereby deleted and replaced with “Loan Documents, Credit Facility Agreement, and Former Credit Facility Agreement”.

e.     Subsection (a) of the definition of “Permitted Indebtedness” set forth in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:

“(a)      any Indebtedness owing under the Credit Facility Agreement in an aggregate principal amount at any time outstanding not to exceed $160,000,000;”

f.     Subsection (d) of the definition of “Permitted Restricted Payment” set forth in Section 1 of the IFA is hereby deleted and replaced with the following:

“(d)      in the form of fees and expenses payable under (i) the Former Credit Facility Agreement in connection with the Goldman Payoff and (ii) the Credit Facility Agreement and the other “Loan Documents” referred to therein;”

g.    Subsection (d) of the definition of “Permitted Restricted Payment” set forth in Section 1 of the IFA is hereby deleted and replaced with the following:

“(g)      in the form of distributions in order to pay transaction costs incurred for (i) the initial public offerings attempted in calendar year 2019, as approved by Agent in its sole discretion, (ii) the IPO, (iii) corporate restructurings and modifications to the Loan Documents and Former Credit Facility Agreement related the transactions referred to in the foregoing clauses (g)(i) and (g)(ii), and (iv) the negotiation and closing and ongoing administration of the Credit Facility Agreement; and

h.     Section 6(l) of the IFA is hereby deleted in its entirety and replaced with the following:

“(i) Dealers and Guarantors have made, or cause to be made, payment to GSSLG and its Affiliates in an amount sufficient to consummate the Goldman Payoff, (ii) the Former Credit Facility Agreement and all “Credit Documents” as defined therein prior to its termination have been terminated as of the First Amendment Date (and taking into account the Goldman Payoff), (iii) other than contingent liabilities which survive the termination of the Former Credit Facility Agreement, as of the First Amendment Date (and taking into account the Goldman Payoff) there is no Indebtedness or other obligations of Dealers or Guarantors owing to GSSLG or its affiliates under the Former Credit Facility Agreement and other documents, instruments, and agreements related thereto, (iv) Dealers have provided to Agent copies of all documents, instruments, and other agreements related to or evidencing the Goldman Payoff reasonably requested by Agent, and (v) all Liens in favor of GSSLG or its affiliates under the Former Credit Facility Agreement and other documents, instruments, and agreements related thereto, will be terminated simultaneously with the Goldman Payoff and Dealers and/or Guarantors will promptly file or cause to be filed all UCC-3 terminations evidencing such Lien terminations.”

i.     The reference to “in favor of Credit Facility Agent which are subject to the Intercreditor Agreement” in Section 7(c)(viii) is hereby deleted and replaced with “which are permitted pursuant to Section 7(a) hereof”.

j.     The last sentence of Section 7(f) of the IFA is hereby deleted in its entirety and replaced with the following:

“Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements delivered pursuant to Section 9(a)(i) for the fiscal year ending September 30, 2018 for purposes of determining the Funded Debt to EBITDA Ratio and the Fixed Charge Coverage Ratio (including for purposes of Sections 7(e)(i) and 7(e)(ii)), without giving effect to any change in accounting treatment of “operating” and “capital” leases scheduled to become effective for fiscal years beginning after December 15, 2018 as set forth in the Accounting Standards Update No. 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any similar publication issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to December 15, 2018.”

k.     The references to “Dealer” in Sections 13(q) and 13(r) of the IFA are hereby deleted and replaced with “Dealer or Guarantor”.

l.      All references to “OWAO” in the IFA are hereby deemed to be references to “Parent”.

m.    The references to “Holdings” in (i) the definitions of “Subordinated Acquisition Indebtedness” and “Total Funded Debt” set forth in Section 1 of the IFA and (ii) Section 7(c)(xiii) of the IFA, are each hereby deleted and replaced with “PubCo”.

n.     The reference to “a Specified Default” in Section 14(b) of the IFA is hereby deleted and replaced with “an Automatic Default”.

2.            Ratification.

a.     Each Dealer hereby ratifies and confirms the IFA, as amended hereby, and each other Finance Document (as defined below) executed by such Dealer in all respects.  All terms and provisions of the Finance Documents not specifically amended by this Amendment shall remain unchanged and in full force and effect.

b.    Each Guarantor hereby (i) ratifies and confirms each of such Guarantor’s guaranty, including, without limitation, that certain (i) the Holdings Guaranty (as defined below), (ii) Fifth Amended and Restated Collateralized Guaranty dated February 11, 2020 executed by Parent in favor of Agent, (iii) Amended and Restated Collateralized Guaranty dated February 11, 2020 by PubCo in favor of Agent, (iv) Third Amended and Restated Guaranty dated June 14, 2018 executed by Philip Austin Singleton, Jr. in favor of Agent, and (v) Third Amended and Restated Guaranty dated June 14, 2018 executed by Anthony Aisquith in favor of Agent (each such guaranty referred to in clauses (i) through (v) above, a “Guaranty,” and collectively, the “Guaranties”), each other Finance Document executed by such party in all respects, (ii) agree such Guaranty and each other Finance Document executed by such party shall remain in full force and effect, (iii) agree that all of Dealers’ obligations under the IFA and other Finance Documents are guaranteed by such Guaranty, and (iv) represent and covenant to and with Agent that such Guarantor has no defense, claim, right of recoupment, or right of offset against Agent under such Guaranty.

3.            References. Each reference in the Loan Documents to the IFA shall be deemed to refer to the IFA as amended by this Amendment.

4.            Conditions Precedent to Effectiveness of Amendment.  This Amendment shall not be effective unless and until each of the following conditions precedent has been satisfied or waived in the sole and absolute discretion of Agent:

a.	Agent shall have received an original copy of this Amendment and the Intercreditor Agreement, duly executed by Dealers and Guarantors;

b.	Agent shall have received any and all fees payable to Agent by Holdings and Dealers in connection with this Amendment and the transactions contemplated hereby;

c.
Agent shall have received an executed copy of all material agreements, instruments, and other documents related to the Truist Refinance Transaction, including, without limitation the Truist Credit Agreement and the other “Loan Documents” referred to therein, in each case, in form and substance acceptable to Agent in its sole discretion;

d.
Agent shall have received approvals and certificates of the Dealers and Guarantors to enter into this Amendment and the Intercreditor Agreement in form and substance acceptable to Agent in its sole discretion;

e.	Agent shall have received a legal opinion from counsel for Dealers and Guarantors in form and substance acceptable to Agent in its sole discretion; and

f.
Agent shall have received all agreements, instruments, and documents referred to in Section 6(l) of the IFA (as amended hereby) duly executed by the parties thereto (if such agreements, instruments, and documents are required to be executed), in form and substance satisfactory to Agent in its sole discretion.

5.           Post-Close Covenant. Within thirty (30) days after the date hereof (or such later date as the Agent may agree to in its sole discretion), deliver to Agent deposit account control agreements for all Deposit Accounts at Hancock Bank and Truist Bank in form and substance acceptable to Agent in its sole discretion. Agent, Dealers, and Guarantors acknowledge and agree that a breach of the terms of this Amendment shall constitute a Default under the IFA.

6.           Release. In consideration of the agreements of Agent and Lenders contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor and each Dealer (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the IFA, or any of the other Financing Documents or transactions thereunder or related thereto.

7.            Consent.

a.
Agent has become aware that Holdings has paid off: (i) Marina Mike’s, LLC on or before June 1, 2020; (ii) Captain’s Choice Marine, Inc. on or before May 1, 2018; (iii) Lookout Marine Sales, Inc. on or before August 1, 2019; (iv) Destin Sunrise Marine, Inc. and Sunrise Marine of Alabama, Inc. on or before August 1, 2019, and (v) Rambo Marine, Inc. on or before June 1, 2020  (such payments other than of scheduled interest, the “Seller Note Payoffs”). The Seller Note Payoffs required Agent’s prior written consent pursuant to Section 7 of that certain Seventh Amended and Restated Collateralized Guaranty dated February 11, 2020 (the “Holdings Guaranty”), which consent Holdings did not previously obtain but has requested.

b.
Agent, upon the terms and conditions set forth herein, hereby consents to Holdings’ making of the Seller Note Payoffs as of the date each of such Seller Note Payoffs were made. This consent shall only be effective in this specific instance with respect to the Seller Note Payoffs set forth above. This consent shall not entitle Dealers or Guarantors to any other or further consents, waivers or extensions in any similar or other circumstances, including, without limitation, any obligation of Dealers or Guarantors to obtain Agent’s prior written consent to make Restricted Payments (as defined in the IFA or applicable Guaranty, as applicable) other than Permitted Restricted Payments (as defined in the IFA or applicable Guaranty, as applicable). In no event shall this consent be deemed to be a waiver of Agent’s or any Lender’s rights with respect to any breach, default or Default which exists or might exist at any time under the IFA, the Loan Documents or any other document held by Agent or Lenders (collectively with the IFA and the other Loan Documents, the “Financing Documents”), whether or not known to Agent or any Lender and whether or not existing on the date of this Amendment.

8.            Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois without reference to the conflicts of laws principles thereof.

9.            Assignment. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

10.         Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  This Amendment may be executed by any party to this Amendment by original signature or facsimile signature.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ONEWATER MARINE INC.
ONE WATER MARINE HOLDINGS, LLC, and
ONE WATER ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Chief Executive Officer

LEGENDARY ASSETS & OPERATIONS, LLC,
SINGLETON ASSETS & OPERATIONS, LLC,
SOUTH FLORIDA ASSETS & OPERATIONS, LLC,
MIDWEST ASSETS & OPERATIONS, LLC,
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC, and
BOSUN’S ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Manager

/s/ Philip Austin Singleton, Jr.	/s/ Anthony Aisquith

Philip Austin Singleton, Jr., as Guarantor	Anthony Aisquith, as Guarantor

[Signature Page to the 1st Amendment to 6th A&R IFA]

WELLS FARGO COMMERCIAL DISTRIBUTION
FINANCE, LLC, as Agent

By:	/s/ Thomas M. Adamski
Name:	Thomas M. Adamski
Title:	VP Credit

[Signature Page to the 1st Amendment to 6th A&R IFA]